EXHIBIT 10.3

TERM LOAN PROMISSORY NOTE

$11,796,296.29	St. Louis, Missouri
December 31, 2010

            FOR VALUE RECEIVED, the undersigned, LABARGE ACQUISITION COMPANY, INC., a Missouri corporation ("LaBarge Acquisition"), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), the principal amount of Eleven Million Seven Hundred Ninety-Six Thousand Two Hundred Ninety-Six and 29/100 Dollars ($11,796,296.29) in thirteen (13) consecutive quarterly installments as follows:

Date of Principal Payment	Amount of Principal Payment

December 31, 2010	$907,407.41
March 31, 2011	$907,407.41
June 30, 2011	$907,407.41
September 30, 2011	$980,000.00
December 31, 2011	$907,407.41
March 31, 2012	$907,407.41
June 30, 2012	$907,407.41
September 30, 2012	$907,407.41
December 31, 2012	$907,407.41
March 31, 2013	$907,407.41
June 30, 2013	$907,407.41
September 30, 2013	$907,407.41
December 31, 2013	Entire Outstanding Principal Balance

LaBarge Acquisition further promises to pay to the order of Lender interest on the from time to time outstanding principal balance of this Note on the dates and at the rate or rates provided for in the Loan Agreement.

            All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of U.S. Bank National Association, 721 Locust Street, First Floor, Bank Lobby, St. Louis, Missouri 63101, or such other place as the Agent may from time to time designate in writing. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

            LaBarge Acquisition shall have the right to make prepayments on this Note upon the terms and subject to the conditions contained in the Loan Agreement.

            This Note is one of the LaBarge Acquisition Term Loan Notes referred to in, and is subject to, that certain Loan Agreement dated as of December 22, 2008, by and among LaBarge, Inc., LaBarge Electronics, Inc., LaBarge Acquisition, the Lenders from time to time party thereto and U.S. Bank National Association, as agent for the Lenders, as amended by that certain First Amendment to Loan Agreement dated as of January 30, 2009, that certain Second Amendment to Loan Agreement dated as of August 31, 2010, and that certain Third Amendment to Loan Agreement dated as of December 31, 2010, and as the same may from time to time be further amended, modified, extended, renewed or restated (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement.)  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

            This Note is secured by, among other things, the LaBarge Acquisition Collateral Assignment of Asset Purchase Agreement, the LaBarge Acquisition Patent, Trademark and License Security Agreement and the LaBarge Acquisition Security Agreement, to which the LaBarge Acquisition Collateral Assignment of Asset Purchase Agreement, LaBarge Acquisition Patent, Trademark and License Security Agreement and LaBarge Acquisition Security Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

            Upon the occurrence of any Event of Default under the Loan Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

            In the event that any payment due under this Note shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the LaBarge Acquisition Collateral Assignment of Asset Purchase Agreement, the LaBarge Acquisition Patent, Trademark and License Security Agreement and/or the LaBarge Acquisition Security Agreement, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, LaBarge Acquisition hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof).  LaBarge Acquisition hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

            This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

            This Note is an amendment, restatement and continuation of, and not a novation of, that certain Term Loan Promissory Note of LaBarge Acquisition dated December 22, 2008, and payable to the order of Lender in the original principal amount of $16,333,333.33.

LaBARGE ACQUISITION COMPANY, INC.
By /s/Craig E. LaBarge
Name: CRAIG E.LaBARGE
Title: CEO and President